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                      ASSIGNMENT AND ASSUMPTION AGREEMENT

         ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of May 28, 1998 (this "ASSIGNMENT AGREEMENT"), by and among LONG ISLAND POWER AUTHORITY, a corporate municipal instrumentality and political subdivision of the State of New York ("LIPA"), LIPA ACQUISITION CORP., a New York corporation and a wholly owned subsidiary of LIPA ("Acquisition Corp."), and MARKETSPAN CORPORATION a New York corporation, formerly named BL Holding Corp. ("Parent").

                                  WITNESSETH

          WHEREAS, LIPA, Acquisition Corp., Long Island Lighting Company ("LILCO") and Parent are parties to that certain Agreement and Plan of Merger, dated as of June 26, 1997, as supplemented and/or amended through the date hereof (as so supplemented and/or amended, the "Merger Agreement");

          WHEREAS, in connection with the transactions contemplated by the Merger Agreement, LIPA and LILCO entered into a Management Services Agreement, dated as of June 26, 1997, as supplemented through the date hereof (as so supplemented, the "MSA"), a Power Supply Agreement, dated as of June 26, 1997, as supplemented through the date hereof (as so supplemented, the "PSA"), an Energy Management Agreement, dated as of June 26, 1997, as supplemented through the date hereof (as so supplemented, the "EMA") (the
 MSA, the PSA and the EMA are collectively referred to herein as the "Operating Agreements");

          WHEREAS, in connection with the Merger Agreement, LILCO executed a Liabilities Undertaking and Indemnification Agreement, dated as of June 26, 1997 (the "Parent Liabilities Undertaking"), and prior to the Effective Time (as defined in the Merger Agreement), certain Transferee Subsidiaries (as defined in the Merger Agreement) will also have executed a substantially similar Liabilities Undertaking and Indemnification Agreement (together with the Parent Liabilities Undertaking, the "MarketSpan Parties Liabilities Undertaking");

          WHEREAS, in connection with the Merger Agreement, LIPA executed a Liabilities Undertaking and Indemnification Agreement, dated as of June 26, 1997 (the "LIPA Liabilities Undertaking");

          WHEREAS, in connection with the Merger Agreement, Parent will, prior to the Effective Time, execute a Guaranty Agreement, in substantially the form of the Guaranty Agreement attached to the Merger Agreement as Exhibit E;

          WHEREAS, in connection with the Merger Agreement, certain rights and obligations were granted to LIPA and undertaken by LIPA, respectively, pursuant to Schedule B (Principles

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and Procedures for Finalizing the Transferred Assets Schedule), Schedule E
(Employment Matters), and Schedule F (Grant of Future Rights);

          WHEREAS, pursuant to the Merger Agreement, Acquisition Corp. will merge with and into LILCO (the "Merger"), with the result that LILCO will be the surviving corporation and become a wholly owned subsidiary of LIPA;

          NOW THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

  1. Definitions. Capitalized terms used herein and not otherwise defined herein have the respective meanings given in the Merger Agreement.

  2. Assumption of LIPA Repayment Obligation. Acquisition Corp. agrees to assume, effective as of the Effective Time, and agrees to pay in full, all of LIPA's obligations to repay amounts advanced by the State of New York and the Power Authority of the State of New York prior to the Effective Time, being an aggregate amount of approximately $28 million.

  3. Assumption of Liabilities and Obligations by Acquisition Corp. Acquisition Corp. agrees to assume, effective as of the Effective Time, all liabilities and obligations of LIPA under each of the Operating Agreements, the LIPA Liabilities Undertaking, Paragraph 5 of Schedule B, Schedule E, and Schedule F (collectively, the "Assumed Liabilities").

  4. Assignment by LIPA to Acquisition Corp. LIPA hereby assigns to Acquisition Corp. each of the Operating Agreements.

  5. Addition of Acquisition Corp. Where LIPA Appears. (a) The Merger Agreement, including each of the Schedules thereto, each of the Operating Agreements, the LIPA Liabilities Undertaking, the MarketSpan Parties Liabilities Undertaking, and the Guaranty is each hereby deemed amended, effective as of the Effective Time, such that Acquisition Corp. is added as a named party in addition to LIPA, in each case as the context may indicate, for all purposes under such Agreements and all references to LIPA in such Agreements shall be deemed to refer to Acquisition Corp. as well.

  6. Acknowledgment of Acquisition Corp. Assumption, Assignment and Substitution; Release. Parent hereby acknowledges and confirms that, effective as of the Effective Time, all of the liabilities, obligations, benefits and rights of LIPA under the Operating Agreements, the BHC Parties Liabilities Undertaking, and the Guaranty shall inure to the benefit of Acquisition Corp. under those Agreements. Parent also hereby agrees to release LIPA from any and all obligations under the Operating Agreements and with respect to the Assumed Liabilities and to look only to LILCO in respect thereof after the Effective Time.


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  7.  Counterparts. This Assignment Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

  8.  Survival. This Assignment Agreement shall survive the Closing.

         IN WITNESS WHEREOF, LIPA, Acquisition Corp., and Parent have caused this Assignment Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                            LONG ISLAND POWER AUTHORITY

                                            By:  /s/ [illegible]
                                                -------------------------------

                                            LIPA ACQUISITION CORP.

                                            By:  /s/ [illegible]
                                                -------------------------------


                                            MARKETSPAN CORPORATION

                                            By:  /s/ [illegible]
                                                -------------------------------



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